As filed with the Securities and Exchange Commission on August 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement

Under

The Securities Act of 1933

VERITEX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	27-0973566
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8214 Westchester Drive, Suite 400

Dallas, Texas 75225

(972) 349-6200

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C. Malcolm Holland, III

Chairman and Chief Executive Officer

Veritex Holdings, Inc.

8214 Westchester Drive, Suite 400

Dallas, Texas 75225

(972) 349-6200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Justin M. Long, Esq.

Michael G. Keeley, Esq.

Norton Rose Fulbright US LLP

98 San Jacinto Boulevard

Austin, Texas 78701-4255

(512) 536-2460

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-207934)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the  extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	$9,998,625	$1,159

(1)          This registration statement relates to the registration statement on Form S-3 (Registration No. 333-207934) of Veritex Holdings, Inc. (the “Registrant” or the “Company”) filed with the U.S. Securities and Exchange Commission on November 10, 2015, as amended by Amendment No. 1 thereto (such registration statement, as so amended, the “Prior Registration Statement”), pursuant to which the Registrant registered up to $150,000,000 of any combination of the securities described in the prospectus included in the Prior Registration Statement. This registration statement (the “Registration Statement”) is being filed to register an additional amount of the Registrant’s common stock, par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)          As of the date of this Registration Statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $49,993,125. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $9,998,625, which represents 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

(3)          Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

This Registration Statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by the Registrant with respect to the registration of an additional amount of the Registrant’s common stock, par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act. This Registration Statement relates to the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on November 25, 2015. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of common stock offered by the Registrant by $9,998,625. Pursuant to Rule 462(b), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.  The required opinions and consents are listed on the exhibit index and filed herewith or incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 2, 2017.

VERITEX HOLDINGS, INC.

By:	/s/ C. Malcolm Holland, III
C. Malcolm Holland, III
Chairman and Chief Executive Officer

Signature	Title	Date

/s/ C. Malcolm Holland, III	Chairman, Chief Executive Officer and Director	August 2, 2017
C. Malcolm Holland, III	(Principal Executive Officer)

*	Vice Chairman	August 2, 2017
William C. Murphy

*	Executive Vice President, Chief Financial Officer	August 2, 2017
Noreen E. Skelly	(Principal Financial and Principal Accounting Officer)

*	Director	August 2, 2017
Pat S. Bolin

/s/ April Box	Director	August 2, 2017
April Box

*	Director	August 2, 2017
Blake Bozman

/s/ T.J. Falgout	Director	August 2, 2017
T.J. Falgout

/s/ Ned N. Fleming, III	Director	August 2, 2017
Ned N. Fleming, III

*	Director	August 2, 2017
Mark C. Griege

/s/ Gordon Huddleston	Director	August 2, 2017
Gordon Huddleston

*	Director	August 2, 2017
Michael A. Kowalski

/s/ Thomas J. Mastor	Director	August 2, 2017
Thomas J. Mastor

/s/ Gregory B. Morrison	Director	August 2, 2017
Gregory B. Morrison

*	Director	August 2, 2017
John T. Sughrue

*	/s/ C. Malcolm Holland, III
C. Malcolm Holland, III
Attorney-in-fact August 2, 2017

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Norton Rose Fulbright US LLP regarding the legality of the securities being registered.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Whitley Penn LLP.
23.3	Consent of RSM US LLP
23.4	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (incorporated by reference to the signature page of the Prior Registration Statement (Registration No. 333- 207934)).

* Previously filed.

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